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Grant Thornton LLP
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Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Situs Holdings LLC
We have examined management's assertion, included in the accompanying Certification Regarding
Compliance with Applicable Servicing Criteria ("Management's Assertion"), that Situs Holdings, LLC (the
"Company") complied with servicing criteria set forth in 1117, 1119, and Items 1122(d)(3)(i) and
1122(d)(4)(vii) of the U.S. Securities and Exchange Commission's Regulation AB included in Appendix A as of December 31, 2014 and for the period January 1, 2014 through December 31, 2014, with respect to the
Company's Operating or Trust Advisor Services performed over the deals listed in Appendix B (the
"Platform"). Management is responsible for the Company's compliance with the applicable servicing criteria.
Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria for the Platform based on our examination.
Our examination was conducted in accordance with the standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria for the Services and performing such other procedures as we considered necessary in the circumstances. Our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company's activities with respect to the Platform during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable servicing criteria.
In our opinion, management's assertion that Situs Holdings, LLC complied with the aforementioned minimum servicing standards as of December 31, 2014 and for the period January 1, 2014 through
December 31, 2014, for the Services is fairly stated, in all material respects.
/s/ Grant Thornton LLP
Dallas, Texas
February 27, 2015